                                                                     Exhibit 4.4

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
                                 (COMMON STOCK)

     This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of August 11, 2003, is by and between DYNEGY INC., an Illinois corporation (the "Company"), and CHEVRON U.S.A. INC., a Pennsylvania corporation ("Stockholder").

     A. The Company (under its then name "Energy Convergence Holding Company") and Stockholder are party to that certain Registration Rights Agreement dated as of June 14, 1999 (the "Original Agreement").

     B. In connection with the Series B Preferred Stock Exchange Agreement dated as of July 28, 2003 (the "Exchange Agreement") between the parties and upon consummation of the Series B Exchange contemplated thereby, the parties hereto have agreed to amend and restate the Original Agreement as hereinafter set forth with effect from and after the Series B Exchange (as defined in the Exchange Agreement).

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Stockholder and the Company, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1  Specific Definitions.

     The following capitalized terms shall have the meanings ascribed to them in this Section 1.1:

     "Affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

     "Agreement" shall have the meaning set forth in the preamble hereto.

     "Class B Common Stock" shall mean the Class B common stock of the Company, no par value per share.

     "Common Stock" shall mean the Class A common stock of the Company, no par value per share.

     "Company" shall have the meaning set forth in the preamble hereto.

     "Company Registration" is defined in Section 3.1.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agreement" shall have the meaning specified in Recital B.

     "Exchange Date" shall have the meaning specified in the Exchange Agreement.

     "Holder" shall mean Stockholder and each transferee of Registrable Common Stock directly or indirectly (in a chain of title) from Stockholder to whom the right to cause one or more demand registrations under Section 2.1 has been expressly assigned in writing directly or indirectly (in a chain of title) from Stockholder.

     "Indemnified Party" shall have the meaning set forth in Section 7.3.

     "Indemnifying Party" shall have the meaning set forth in Section 7.3.

     "Inspectors" shall have the meaning set forth in Section 4.1(1).

     "Loss" or "Losses" shall have the meaning set forth in Section 7.1.

     "Original Agreement" shall have the meaning specified in Recital A.

     "person" shall mean any business entity (including, without limitation, a corporation, partnership (limited or general), limited liability company or business trust) or a natural person.

     "Preferred Stock" means the Series C Convertible Preferred Stock of the Company, no par value, to be issued to the Stockholder as contemplated by the Exchange Agreement.

     "Prospectus" shall have the meaning set forth in Section 7.1.

     "register" "registered" and "registration" and words of similar import refer to a registration effected by preparing and filing with the SEC a registration statement in compliance with the Securities Act, and the declaration and ordering by the SEC of effectiveness of such registration statement or document.

     "Registrable Common Stock" shall mean (i) any Common Stock issuable upon conversion of Class B Common Stock held or acquired by Stockholder (or its permitted assigns) as of May 2, 2003, (ii) any Common Stock issuable upon conversion of the Preferred Stock (or conversion of Class B Common Stock underlying such Preferred Stock) held or acquired by Stockholder (or its permitted assigns) and (iii) any securities issued or issuable in respect of any such Registrable Common Stock by way of any stock split or stock dividend or in connection with any combination of shares, recapitalization, merger, consolidation, reorganization or otherwise. For avoidance of doubt, it is the intent of the parties that, (I) for so long as Preferred Stock is held by Stockholder and/or its Affiliates, any Common Stock issuable upon conversion of the Preferred Stock so held (or upon conversion of Class B Common Stock underlying such Preferred Stock), for so long as it shall be so held, shall be Registrable Common Stock hereunder and not "Registrable Securities" under the Series C Preferred Stock Registration Rights Agreement (as defined in the Exchange Agreement) and, (II) to the extent that Preferred Stock is held by Persons other than Stockholder and/or its Affiliates, any Common Stock issuable upon conversion of the Preferred Stock so held (or upon conversion of Class B Common Stock underlying such Preferred Stock), shall no longer be "Registrable Common Stock" hereunder but shall instead be "Registrable Securities" under the Series C Preferred Stock Registration Rights Agreement.

     "Restriction Expiration Date" shall have the meaning specified in the Exchange Agreement.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Shelf Registration Statement" means a registration statement for an offering on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act.

     "Stockholder" shall have the meaning set forth in the preamble hereto.

     1.2  Other Definitions.

     Other capitalized terms used herein but not defined in Section 1.1 shall have the respective meanings ascribed to them throughout this Agreement.

                                   ARTICLE II

                               REGISTRATION RIGHTS

     2.1  Demand Registration Rights.

          (a) From and after the Restriction Expiration Date, upon receipt of a written request from a Holder to register under the Securities Act (whether for purposes of a public offering, an exchange offer or otherwise) all or part of the Registrable Common Stock held by such Holder, the Company shall as expeditiously as reasonably possible (but in any event not later than forty-five
(45) days after receipt of such request) prepare and file, and use its best efforts to cause to become effective as soon thereafter as practicable, a registration statement under the Securities Act to effect the offering of such Registrable Common Stock in the manner specified in such request.

          (b) Holder shall be entitled to select and retain one or more investment bankers or managers reasonably acceptable to the Company in connection with any underwritten offerings made pursuant to this Section 2.1.

          (c) Subject to the terms and conditions set forth in Section 2.2, Holder may request the Company to register Registrable Common Stock under the Securities Act pursuant to this Section 2.1 at any time and from time to time from and after the Restriction Expiration Date; provided, however, that a Holder may not request the Company to register Registrable Common Stock pursuant to this Section 2.1 more than once in any 180-day period.

     2.2  Terms and Conditions of Demand Registration Rights.

     Notwithstanding anything to the contrary contained elsewhere herein, the registration rights granted to the Holders in Section 2.1 are expressly subject to the following terms and conditions:

          (a) The Holders, collectively, shall only be entitled to eight (8) requests to register Registrable Common Stock under the terms of Section 2.1. A "request" as it is used in this Section 2.2(a) shall be deemed to have occurred only upon completion of a requested registration and the subsequent sale of Registrable Common Stock.

          (b) In no event shall the Registrable Common Stock to be offered under a registration statement prepared and filed pursuant to Section 2.1 constitute less than (i) five percent (5%) of the then outstanding shares of Common Stock (treating the Class B Common Stock and the Preferred Stock as if it had been converted into Common Stock in accordance with its terms for the purposes of this calculation), or (ii) if the number of shares of Registrable Common Stock constitutes less than five percent (5%) of the then outstanding shares of Common Stock (treating the Class B Common Stock and the Preferred Stock as if it had been converted into Common Stock in accordance with its terms for the purposes of this calculation), then all of Stockholder's remaining shares of Registrable Common Stock.

          (c) The Company shall be entitled to defer for a reasonable period of time, but not in excess of ninety (90) days, the filing of any registration statement otherwise required to be prepared and filed by it under Section 2.1 if the Company notifies the Holder, within five (5) business days after such Holder requested the registration under Section 2.1 that the Company (i) is at such time conducting or about to conduct an underwritten public offering of its securities for its own account and the Board of Directors of the Company determines in good faith that such offering would be materially adversely affected by such registration requested by the Holders or (ii) would, in the opinion of its counsel, be required to disclose in such registration statement information not otherwise then required by law to be publicly disclosed and, in the good faith judgment of the Board of Directors of the Company, such disclosure might adversely affect any material business transaction or negotiation in which the Company is then engaged. If the Company elects to defer the filing of a registration statement pursuant to this Section 2.2(c), the Holder may withdraw its request, in writing, during the time of such deferral and such request shall not be counted toward the limit set forth in Section 2.2(a).

          (d) The Holders shall not exercise their rights pursuant to Section
2.1 during the 60-day period immediately following the effective date of any registration statement filed by the Company under the Securities Act (other than on Form S-8 or another similar form) in respect of an offering or sale of Common Stock of the Company by or on behalf of the Company or any other stockholder of the Company.

                                  ARTICLE III

                          PIGGYBACK REGISTRATION RIGHTS

     3.1  Piggyback Registration Rights.

     If at any time or from time to time from and after the Restriction Expiration Date the Company shall propose to register any Common Stock for public sale under the Securities Act (a "Company Registration"), the Company shall give Stockholder prompt written notice of the proposed registration and shall include in such registration on the same terms and conditions as the other securities included in such registration such number of shares of Registrable Common

Stock as Stockholder shall request within five (5) business days after the giving of such notice; provided, however, that the Company may at any time prior to the effectiveness of any such registration statement, in its sole discretion and without the consent of Stockholder, abandon the proposed offering in which Stockholder had requested to participate (provided that the Company gives Stockholder prompt notice of such decision); and provided further that Stockholder shall be entitled to withdraw any or all of its shares of Registrable Common Stock to be included in a registration statement under this
Section 3.1 at any time prior to the date on which the registration statement with respect to such shares of Registrable Common Stock is declared effective by the SEC. The Company shall be entitled to select the investment bankers and/or managers, if any, to be retained in connection with any registration referred to in this Section 3.1, provided such investment bankers and/or managers are reasonably acceptable to Stockholder.

     3.2  Restrictions on Piggyback Registration Rights.

     Notwithstanding anything to the contrary contained elsewhere herein, the registration rights granted to Stockholder in Section 3.1 are expressly subject to the following terms and conditions:

          (a) The Company shall not be obligated to include shares of Registrable Common Stock in an offering as contemplated by Section 3.1 if the Company is advised in writing by the managing underwriter or underwriters of such offering (with a copy to Stockholder), that the success of such offering would in its or their good faith judgment be jeopardized by such inclusion (after consideration of all relevant factors, including without limitation, the impact of any delay caused by including such shares); provided, however, that the Company shall in any case be obligated to include such number of shares of Registrable Common Stock in such offering, if any, as such underwriter or underwriters shall determine will not jeopardize the success of such offering.

          (b) The Company shall not be obligated to include any shares of Registrable Common Stock in any registration by the Company of any Common Stock in connection with any merger, acquisition, exchange offer, or any other business combination, including any transaction within the scope of Rule 145 promulgated pursuant to the Securities Act, subscription offer, dividend reinvestment plan or stock option or other director or employee incentive or benefit plan.

          (c) The Company shall use all commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Common Stock requested to be included in a registration of Common Stock pursuant to this Article III to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, the Company shall not be required to include Stockholder's Registrable Common Stock in such offering unless Stockholder accepts the terms of the underwriting agreement between the Company and the managing underwriter or underwriters and otherwise complies with the provisions of Article VII below. If the managing underwriter or underwriters of a proposed underwritten offering advise the Company in writing that in its or their good faith judgment the total amount of securities, including securities requested to be included in a registration of Common Stock pursuant to this Article III and other similar securities, to be included in such offering is sufficiently large to jeopardize the success of such offering, then in such event the securities to be included in such offering shall be allocated first to the Company and then, to the extent that any additional securities can, in the good faith judgment of such managing underwriter or underwriters, be sold without creating any such jeopardy to the success of such offering, to Stockholder based upon the number of shares of Registrable Common Stock requested to be included in such registration.

          (d) In the event that some but less than all of Stockholder's shares of Registrable Common Stock are included in an offering contemplated by a registration statement pursuant to this Article III, Stockholder shall execute one or more "lockup" letters, in customary form, setting forth an agreement by Stockholder not to offer for sale, sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exchangeable into or exercisable for any shares of Common Stock, for a period of 90 days from the date such offering commences; provided, however, that if the period of any such "lockup" applicable to the Company with respect to any such registration statement shall be less than ninety (90) days, then the period of time applicable to Stockholder shall be such lesser period of time.

                                   ARTICLE IV

                                    COVENANTS

     4.1  Covenants of the Company.

     In connection with any offering of shares of Registrable Common Stock pursuant to this Agreement, the Company shall:

          (a) Prepare and file with the SEC such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for a period of not less than 120 days, or such shorter period which will terminate when all Registrable Common Stock covered by such registration statement has been sold or withdrawn at the request of participating holders of Common Stock; and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

          (b) Furnish to Stockholder and to each managing underwriter, if any,
(i) at least two (2) business days prior to filing with the SEC, any registration statement covering shares of Registrable Common Stock, any amendment or supplement thereto, and any prospectus used in connection therewith, which documents will be subject to the reasonable review of Stockholder and such underwriter, and, with respect to a registration statement prepared pursuant to Section 2.1, the Company shall not file any such documents with the SEC to which Stockholder shall reasonably object; and (ii) a copy of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of shares of Registrable Common Stock;

          (c) Furnish to Stockholder and each managing underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus and prospectus supplement) as Stockholder or such underwriter may reasonably request in order to facilitate the sale of the shares of Registrable Common Stock;

          (d) After the filing of such registration statement, promptly notify Stockholder of any stop order issued or enforcement action initiated or, to the knowledge of the Company, threatened to be issued by the SEC and promptly take all reasonable actions to prevent the entry of such stop order or to obtain its withdrawal if entered;

          (e) Use its commercially reasonable efforts to qualify such shares of Registrable Common Stock for offer and sale under the securities, "blue sky" or similar laws of such jurisdictions (including any foreign country or any political subdivision thereof in which shares of Common Stock are then listed) as Stockholder or underwriter shall reasonably request and use its commercially reasonable efforts to obtain all appropriate registrations, permits and consents required in connection therewith, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation or to file a general consent to service of process in any such jurisdiction;

          (f) Furnish to each managing underwriter, if any, an opinion of counsel for the Company addressed to each of them, dated as of the date of the closing of the offering of shares of Registrable Common Stock, and a "comfort" letter or letters signed by the Company's independent public accountants, each in reasonable and customary form and covering such matters of the type customarily covered by opinions or comfort letters delivered by such parties in underwritten public offerings, and use its commercially reasonable efforts to have such opinions and comfort letters addressed to and delivered to Stockholder;

          (g) Furnish unlegended certificates representing ownership of the shares of Registrable Common Stock being sold in such denominations as shall be requested by Stockholder or the managing underwriter, if any, provided such request is made at least two (2) business days prior to the closing of the sale of such shares;

          (h) Promptly inform Stockholder (i) in the case of any offering of shares of Registrable Common Stock in respect of which a registration statement is filed under the Securities Act, of the date on which such registration statement or any post-effective amendment thereto becomes effective and, if applicable, of the date of filing a Rule 430A prospectus (and, in the case of an offering abroad of shares of Registrable Common Stock, of the date when any required filing under the securities and other laws of such foreign jurisdictions shall have been made and when the offering may be commenced in accordance with such laws) and (ii) of any request by the SEC, any securities exchange, government agency, self-regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or preliminary prospectus or prospectus included therein or any offering memorandum or other offering document relating to such offering;

          (i) Subject to subparagraph (k) below, until the earlier of (i) such time as all of the shares of Registrable Common Stock being offered have been disposed of in accordance with the intended method of disposition by Stockholder set forth in the registration statement or other offering document (and the expiration of any prospectus delivery requirements in connection therewith) or (ii) the expiration of nine
(9) months after such registration statement or other offering document becomes effective (unless the offering is a continuous offering of securities under Rule 415, in which case until the earliest of the date the offering is completed and the second anniversary of such effective date), keep effective and maintain any registration, qualification or approval obtained in connection with the offering of the shares of Registrable Common Stock, and amend or supplement the registration statement or prospectus or other offering document used in connection therewith to the extent necessary in order to comply with applicable securities laws;

          (j) Use its commercially reasonable efforts to have the shares of Registrable Common Stock listed on any domestic and foreign securities exchanges on which the Common Stock is then listed;

          (k) As promptly as practicable, notify Stockholder at any time when a prospectus relating to the sale of the shares of Registrable Common Stock is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to Stockholder and to each managing underwriter, if any, any such supplement or amendment; in the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 4.1(i) by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to Stockholder such supplemented or amended prospectus;

          (l) Make available for inspection during the normal business hours of the Company by Stockholder, any underwriter participating in such offering, and any attorney, accountant or other agent retained by Stockholder or any such underwriter in connection with the sale of shares of Registrable Common Stock (collectively, the "Inspectors"), all relevant financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration statement and make available for consultation and for analyst and other marketing calls such officers, accountants and employees in connection therewith as shall reasonably be requested by Stockholder; provided, however, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and (ii) any records, information or documents shall be kept confidential by such Inspectors, unless (1) such records, information or documents are in the public domain or otherwise publicly available or (2) disclosure of such records, information or documents is required by a court or administrative order or by applicable law (including, without limitation, the Securities Act);

          (m) Enter into and perform its obligations under usual and customary agreements (including an underwriting agreement in usual and customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of the Registrable Common Stock.

          (n) Make "generally available to its security holders" (within the meaning of Rule 158 of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than 45 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of the registration statement, which earnings statement shall cover said 12-month period;

          (o) If requested by the managing underwriter or underwriters or Stockholder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or any participating Holder reasonably requests to be included therein, including, without limitation, information with respect to the number of shares of Registrable Common Stock being sold by Stockholder to any underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the Registrable Common Stock to be sold in such offering, and promptly make all required filings of such prospectus by supplement or post-effective amendment;

          (p) As promptly as practicable after filing with the SEC of any document which is incorporated by reference in a prospectus contained in a registration statement, deliver a copy of such document to Stockholder;

          (q) Not later than the effective date of the applicable registration statement (or if later, the earliest business day thereafter on which a CUSIP number is available), provide a CUSIP number for all Registrable Common Stock and provide the applicable transfer agent with printed certificates for the Registrable Common Stock which are in a form eligible for deposit with The Depository Trust Company (if such Registrable Common Stock is then eligible for such deposit);

          (r) Cooperate with each seller of Registrable Common Stock and each underwriter or agent, if any, participating in the disposition thereof and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers;

          (s) Provide and cause to be maintained a transfer agent and registrar for all Registrable Common Stock covered by such registration statement from and after a date not later than the effective date thereof; and

          (t) Take all other steps necessary to effect the registration of the Registrable Common Stock contemplated hereby.

     4.2  Covenants of Stockholder.

     Stockholder agrees and covenants that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(k) hereof, Stockholder will forthwith discontinue disposition of Registrable Common Stock pursuant to the registration statement covering such Registrable Common Stock until Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(k) hereof, and, if so directed by the Company, Stockholder will deliver to the Company all copies, other than permanent file copies, then in Stockholder's possession of the most recent prospectus covering such Registrable Common Stock at the time of receipt of such notice.

     4.3  Offerings from Shelf Registration Statements.

     In the event the Company determines to offer for sale shares of Common Stock that have been previously registered on a Shelf Registration Statement that includes Registrable Common Stock, the Company shall give Stockholder written notice no less than one (1) business day prior to such offering and shall use commercially reasonable efforts to include in such offering such number of shares of Registrable Common Stock as Stockholder shall request. Notwithstanding the foregoing, the rights and obligations of the parties with respect to any sales of shares of Registrable Common Stock previously registered on a Shelf Registration Statement shall be governed by the terms of this Agreement, including, without limitation, the provisions of Section 3.2.

                                   ARTICLE V

              RESTRICTIONS ON PUBLIC SALE BY THE COMPANY AND OTHERS

     The Company agrees:

          (a) Not to effect any public sale or distribution of any securities during the 90-day period commencing on the effective date of a registration statement filed pursuant to Section 2.1, except in connection with any merger, acquisition, exchange offer, or any other business combination, including any transaction within the scope of Rule 145 promulgated pursuant to the Securities Act, subscription offer, dividend reimbursement plan or stock option or other director or employee incentive or benefit plan; and

          (b) That any agreement entered into after the Exchange Date to which the Company grants registration rights with respect to the Company's Common Stock shall contain a provision under which holders of such Common Stock agree, to the extent not inconsistent with applicable laws, not to effect any public sale or distribution of any such Common Stock (excluding any sale in accordance with Rule 144 under the Securities Act) during the period commencing with the effective date of a registration statement pursuant to Section 2.1 through the 90-day period beginning on the date that the registration statement filed pursuant to Section 2.1 becomes effective.

                                   ARTICLE VI

                                    EXPENSES

     All expenses incurred in connection with the registration of Registrable Common Stock, including, without limitation, all filing fees, escrow fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of the Company's counsel in connection with blue sky qualifications of the Registrable Common Stock), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company and the reasonable fees and disbursements of a single counsel for Stockholder and the Company's independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance) directly attributable to the registration of securities, Securities Act liability insurance (if the Company elects to obtain such insurance), and the fees and expenses of any special experts or other persons retained by the Company will be borne by the Company. The Company shall have no obligation to pay and shall not pay any underwriting fees, discounts or commissions in connection with any Registrable Common Stock registered pursuant to this Agreement or any out-of-pocket expenses of the holders in connection therewith (except as expressly contemplated by the preceding sentence).

                                   ARTICLE VII

                                 INDEMNIFICATION

     7.1  Indemnification by the Company.

     The Company agrees to indemnify and hold harmless Stockholder, its officers, directors and agents, and will agree to indemnify and hold harmless any underwriter of Registrable Common Stock, and each person, if any, who controls any of the foregoing persons within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (individually, a "Loss" collectively, "Losses") arising from or caused by (x) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Common Stock (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state in which shares of Registrable Common Stock are offered and relating to action or inaction required of the Company in connection with such offering; and will reimburse each such person for any legal or other out-of-pocket expenses reasonably incurred in connection with investigating, or defending against, any such Loss (or any proceeding in respect thereof), subject to the provisions of Section 7.3, except that the indemnification provided for in this Section 7.1 shall not apply to Losses that are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information furnished in writing to the Company by or on behalf of Stockholder expressly for use therein. Notwithstanding the foregoing, the Company shall not be liable in any such case to the extent that any such Loss arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) Stockholder failed to send or deliver a copy of the prospectus included in the relevant registration statement at the time it became effective (the "Prospectus") with or prior to the delivery of written confirmation of the sale of Registrable Common Stock to the person asserting such Loss or who purchased such Registrable Common Stock which are the subject thereof if, in either case, such delivery is required by the Securities Act and (ii) the Prospectus would have corrected such untrue statement or omission or alleged untrue statement or alleged omission; and the Company shall not be liable in any such case to the extent that any such Loss arises out of, or is based upon, an untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in any amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, Stockholder thereafter fails to deliver such Prospectus as so amended or supplemented prior to and concurrently with the sale of Registrable Common Stock if such delivery is required by the Securities Act. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Stockholder or any other person indemnified hereunder and shall survive the transfer of such securities by Stockholder.

     7.2  Indemnification by Stockholder.

     Stockholder agrees to indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity made pursuant to clause (x) of Section
7.1 above from the Company to Stockholder, but only with reference to information furnished in writing by or on behalf of Stockholder expressly for use in any registration statement or prospectus relating to shares of Registrable Common Stock, or any amendment or supplement thereto, or any preliminary prospectus.

     7.3  Conduct of Indemnification Proceedings.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7.1 or 7.2, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing, provided that the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party of any liability it may have under this Agreement or otherwise except to the extent of any loss, damage, liability or expense arising from such omission. The Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the

Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention, (ii) the Indemnifying Party shall have failed to comply with its obligations under the preceding sentence or (iii) the Indemnified Party shall have been advised by its counsel in writing that actual or potential differing interests exist between the Indemnifying Party and the Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not agree to any settlement as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be fully responsible, shall be applied to or against an Indemnified Party without the prior written consent of such Indemnified Party.

     7.4  Contribution.

     If the indemnification provided for in Section 7.1 or Section 7.2 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liability or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. No party shall be liable for contribution with respect to any action or claim settled without its written consent, which consent shall not be unreasonably withheld.

     Notwithstanding the provisions of this Section 7.4, Stockholder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Common Stock of Stockholder was offered to the public exceeds the amount of any damages which Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission of alleged omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                  ARTICLE VIII

                                   TERMINATION

     This Agreement shall terminate upon the first such instance as Stockholder ceases to own at least one percent (1%) of the outstanding Common Stock (treating the Class B Common Stock and the Preferred Stock as if it had been converted into Common Stock in accordance with its terms for the purposes of this calculation). For the purposes of this Section 8, Stockholder shall be deemed to own any and all Common Stock owned by Stockholder and its Affiliates. Notwithstanding the foregoing, the Company's and Stockholder's rights, duties and obligations under Article VI and Article VII shall survive the termination of this Agreement.

                                   ARTICLE IX

                              AVAILABLE INFORMATION

     The Company shall take such reasonable action and file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144 and Rule 144A, or any successor provisions.

                                   ARTICLE X

                              ASSIGNMENT OF RIGHTS

     10.1 Assignment of Rights.

     Subject to Section 10.2, the Registrable Common Stock and rights of Stockholder under this Agreement with respect to any Registrable Common Stock owned by Stockholder may be assigned to any person who acquires Registrable Common Stock from Stockholder, except that any person who acquires such Registrable Common Stock (x) pursuant to a public offering registered under the Securities Act, or (y) pursuant to a transfer made in accordance with Rule 144 under the Securities Act (or any similar successor provision) may not assign rights hereunder with respect to such Registrable Common Stock. Notwithstanding the foregoing, rights to cause one or more demand registrations under Section
2.1 may only be assigned if such rights are expressly assigned in writing from a Holder. Any assignment of registration rights pursuant to this Section 10.1 shall be effective upon receipt by the Company of written notice from Stockholder (i) stating the name and address of any assignee, (ii) describing the manner in which the assignee acquired Registrable Common Stock from Stockholder and (iii) identifying the Registrable Common Stock with respect to which the rights under this Agreement are being assigned.

     10.2 Scope of Assignment.

     The rights of an assignee under Section 10.1 shall be the same rights granted to the Stockholder under this Agreement, except that in no event shall the Company's obligations hereunder be increased due to any such assignment. In connection with any such assignment, the term "Stockholder" as used herein shall, where appropriate to assign the rights and obligations of the assigning Stockholder hereunder to such assignee, be deemed to refer to the assignee. After any such assignment, Stockholder shall retain its rights under this Agreement with respect to all other Registrable Common Stock owned by Stockholder.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 Provision of Information.

     Stockholder shall, and shall cause its officers, directors, employees and agents to complete and execute all such questionnaires as the Company shall reasonably request in connection with any registration pursuant to this Agreement.

     11.2 Injunctions.

     Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specified terms or were otherwise breached. Therefore, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms of provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or in equity.

     11.3 Severability.

     If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

     11.4 Further Assurances.

     Subject to the specific terms of this Agreement, Stockholder and the Company shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

     11.5 Entire Agreement; Modification.

     This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby and supersedes all agreements and understandings entered into prior to the execution hereof. This Agreement may be modified only by a written instrument duly executed by or on behalf of
(i) the Company and (ii) each Holder. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by or on behalf of the party who might assert such breach.

     11.6 Counterparts.

     For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto, but all such counterparts shall be deemed one and the same instrument.

     11.7 Notices.

     All notices, consents, requests, demands, and other communications hereunder shall be in writing and shall be given by hand or by mail (return receipt requested) or sent by overnight delivery service, cable, telegram, or facsimile transmission to the parties at their respective addresses specified in the Exchange Agreement or at such other address as shall be specified by the parties by like notice.

     Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth business day after posting, in the case of notice so given by overnight delivery service, on the day after notice is deposited with such service, and in the case of notice so given by cable, telegram, facsimile transmission or, as the case may be, personal delivery, on the date of actual delivery.

     11.8 GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES WHICH MIGHT REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     11.9 Successors and Assigns.

     This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against the successors and permitted assigns of the parties hereto.

     11.10 Parties in Interest.

     Nothing in this Agreement expressed or implied is intended or shall be construed to confer any right or benefit upon any person, firm or corporation other than Stockholder and the Company and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, Stockholder and the Company have caused this Amended and Restated Registration Rights Agreement (Common Stock) to be duly executed as of the date first above written.

                                   DYNEGY INC.


                                   By: /s/ Bruce A. Williamson
                                       -----------------------------------------
                                       Name: Bruce A. Williamson
                                       Title: President and CEO


                                   CHEVRON U.S.A. INC.


                                   By: /s/ Lydia Beebe
                                       -----------------------------------------
                                       Name: Lydia Beebe
                                       Title: Vice President and Secretary